UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2013
BioMed Realty Trust, Inc.
BioMed Realty, L.P.
(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.)	20-1142292 (BioMed Realty Trust, Inc.)
(State or other jurisdiction of	000-54089 (BioMed Realty, L.P.)	20-1320636 (BioMed Realty, L.P.)
incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On May 31, 2013, BioMed Realty Trust, Inc. (the “Company”) and BioMed Realty, L.P. (the “Operating Partnership”) completed the previously announced acquisition of Wexford Science & Technology, LLC, a Maryland limited liability company (“Wexford S&T”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, the Operating Partnership, Westco Sub LLC, a Maryland limited liability company and wholly owned subsidiary of the Operating Partnership (“Merger Sub”), Wexford S&T and Wexford Equities, LLC, a Maryland limited liability company and the parent company of Wexford S&T (“Wexford Equities”). Pursuant to the Merger Agreement, Merger Sub merged with and into Wexford S&T (the “Merger”), with Wexford S&T surviving as a wholly owned subsidiary of the Operating Partnership.
The aggregate consideration for Wexford S&T at the close of the transaction was approximately $672 million. Approximately $192 million in debt at fair value, net of restricted cash reserves, is being assumed by the Company. The sellers received 5,568,227 shares of the Company's common stock, par value $.01 per share, and 336,960 limited partnership units of the Operating Partnership, with the balance of the Merger consideration paid in cash. In addition, $30 million of the purchase price was placed in escrow for 12 months to serve as security for certain indemnification obligations of Wexford Equities under the Merger Agreement. Approximately $10 million of additional consideration is payable in the future upon the achievement of certain project development milestones. The Merger consideration remains subject to change as certain closing adjustments and prorations are finalized.
The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On June 3, 2013, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company or the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The required financial statements of Wexford S&T called for by Item 9.01(a) will be filed by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.

The required pro forma financial information called for by Item 9.01(b) will be filed by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d)     Exhibits.

Exhibit
Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of March 26, 2013, by and among the Company, the Operating Partnership, Merger Sub, Wexford S&T and Wexford Equities (incorporated by reference to the Company's and the Operating Partnership's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2013).

99.1	Press release issued by the Company on June 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2013	BIOMED REALTY TRUST, INC.
By: /s/ Greg N. Lubushkin
Name: Greg N. Lubushkin Title: Chief Financial Officer

BIOMED REALTY, L.P.
By: /s/ Greg N. Lubushkin
Name: Greg N. Lubushkin Title: Chief Financial Officer